Exhibit 99.1

Opexa Therapeutics to Present at the BOCEMb; Noble Financial Capital Markets’ Eighth Annual Equity Conference

THE WOODLANDS, Texas--(BUSINESS WIRE)--January 17, 2012--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing Tovaxin®, a novel T-cell therapy for multiple sclerosis (MS), today announced that Neil K. Warma, President and Chief Executive Officer, will present at the BOCEMb; Noble Financial Capital Markets’ Eighth Annual Equity Conference on Wednesday, January 18, 2012, at 1:30 p.m. EST. The conference will be held in Hollywood, Florida.

A live and archived webcast of the company presentation can be accessed via the Investor Relations section of the Company’s website at www.opexatherapeutics.com.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as multiple sclerosis (MS). The Company’s lead therapy, Tovaxin®, a personalized cellular immunotherapy treatment, is in late stage clinical development for MS. Tovaxin is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time.

For more information, please visit the Company’s website at www.opexatherapeutics.com.

CONTACT:
Opexa Therapeutics, Inc.
Neil K. Warma, 281-775-0600
President & CEO
nwarma@opexatherapeutics.com
or
Investors:
Burns McClellan
Carney Noensie, 212-213-0006
cnoensie@burnsmc.com